EXHIBIT 99(a)


                            JEFFERSON NATIONAL BANK

                                                                     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            THE SPECIAL MEETING OF STOCKHOLDERS, JANUARY ___, 1995.

     The undersigned hereby appoints Jessie Campos, Elizabeth Meneghin and Donald Peto, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of Jefferson National Bank, which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held January __, 1995, or at any adjournment thereof, upon matters properly coming before the meeting as set forth in the related Notice of Meeting and Proxy Statement Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse side.



     (The Board of Directors recommends a vote "FOR")

      1. Approval of an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger of Jefferson National Bank with and into Hudson United Bank, a wholly-owned subsidiary of HUBCO, Inc.



[] FOR                      [] AGAINST                             [] ABSTAIN

The undersigned further gives the proxies authority in their discretion to vote upon such other business as may properly come before the Special Meeting.

The proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTIONS ARE MADE, THIS PROXY (IF SIGNED) WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

Signature(s)__________________________________________________Date ______, 19__
              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING
              THE ENCLOSED ENVELOPE